Exhibit 10.1

SECOND AMENDMENT TO THE

UNITED THERAPEUTICS CORPORATION

SHARE TRACKING AWARDS PLAN

WHEREAS, United Therapeutics Corporation (the “Corporation”) maintains the United Therapeutics Corporation Share Tracking Awards Plan, which became effective as June 1, 2008, and was amended on September 14, 2009 (the “Plan”); and

WHEREAS, the Board of Directors of the Corporation has the authority under Section 10.1 of the Plan to amend the Plan at any time.

NOW, THEREFORE, Article 5 of the Plan is hereby amended to add Section 5.6, which shall read as follows:

5.6.         No Future Share Tracking Awards.  Notwithstanding any provision of this Plan to the contrary, including Section 5.1, there shall be no further Awards issued under this Plan after February 1, 2012 (provided that outstanding Awards shall remain subject to adjustment pursuant to Article 7 hereof).  For the avoidance of doubt, any Awards granted prior to February 1, 2012 which thereafter expire, are cancelled, are forfeited or are otherwise terminated unexercised, shall not be available for future Awards hereunder.

This Second Amendment to the Plan shall become effective upon its adoption by the Board of Directors of the Corporation.